Exhibit 4


                             JOINT FILING AGREEMENT


                     This will confirm the agreement by and between the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.001 per share, of Level 8 Systems, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  September 8, 2000


                           Merrill Lynch, Pierce, Fenner & Smith Incorporated

                           By: /s/ Andrea Dulberg
                               ------------------------------------------------
                               Name: Andrea Dulberg
                               Title: Secretary




                           Merrill Lynch & Co., Inc.

                           By: /s/ Andrea Dulberg
                               ------------------------------------------------
                                Name: Andrea Dulberg
                                Title: Secretary